Two Harbors Investment Corp. Reports Second Quarter 2018 Financial Results
Strong Quarter Highlighted by Growth in Book Value and Core Earnings

NEW YORK, August 7, 2018 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended June 30, 2018.
Summary

•	Reported book value of $15.69 per common share, representing a 3.4% total quarterly return on book value.(1)

•	Generated Comprehensive Income of $90.8 million, or $0.52 per weighted average basic common share.

•	Reported Core Earnings, including dollar roll income, of $93.9 million, or $0.53 per weighted average basic common share, representing a return on average common equity of 13.5%.(2)

–	Dollar roll income of $16.5 million, or $0.09 per weighted average basic common share.

•	Added $10.5 billion unpaid principal balance (UPB) of MSR through a bulk acquisition and monthly flow-sale arrangements, bringing total holdings to $119.5 billion UPB.

•	Added $330 million facility to finance conventional MSR collateral; continued to advance discussions with other potential MSR financing counterparties.

•	Post quarter-end, completed the acquisition of CYS Investments, Inc. on July 31, 2018, increasing the company’s total capital to approximately $4.8 billion.

•
Post quarter-end, declared interim dividend of $0.158370 per share, representing a partial payment of Two Harbors’ regular third quarter common stock dividend, which is expected to be $0.47 per share; anticipate declaring the remaining $0.311630 per common share portion in the ordinary course in September 2018.

“Our strong performance this quarter, highlighted by growth in both our Core Earnings and book value, underscores that there is continued opportunity in what can be viewed as a challenging environment,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “Additionally, post quarter end we completed the acquisition of CYS Investments, Inc. Going forward, we believe that our larger company will enhance our ability to drive returns for our stockholders.”

(1)
Return on book value for the quarter ended June 30, 2018 is defined as the increase in book value per common share from March 31, 2018 to June 30, 2018 of $0.06, plus the dividend declared of $0.47 per common share, divided by March 31, 2018 book value of $15.63 per common share.

(2)
Core Earnings and Core Earnings, including dollar roll income, are non-GAAP measures. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the second quarter of 2018:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended June 30, 2018			Six Months Ended June 30, 2018
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$90,856	$0.52	13.1%	$67,141	$0.38	4.8%
GAAP Net Income	$125,743	$0.72	18.1%	$446,805	$2.55	31.8%
Core Earnings, including dollar roll income(1)	$93,865	$0.53	13.5%	$177,690	$1.01	12.6%

Operating Metrics
Dividend per common share	$0.47
Dividend per Series A preferred share	$0.50781
Dividend per Series B preferred share	$0.47656
Dividend per Series C preferred share	$0.45313
Book value per common share at period end	$15.69
Other operating expenses as a percentage of average equity(2)	1.8%
________________

(1)	Please see page 13 for a definition of Core Earnings and Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

(2)	Includes non-cash equity compensation expense of $3.5 million.

Earnings Summary
Two Harbors generated Comprehensive Income of $90.8 million, or $0.52 per weighted average basic common share, for the quarter ended June 30, 2018, as compared to a Comprehensive Loss of ($23.7) million, or ($0.14) per weighted average basic common share, for the quarter ended March 31, 2018. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average common equity of 13.1% and (3.3%) for the quarters ended June 30, 2018 and March 31, 2018, respectively.

The company reported GAAP Net Income of $125.7 million, or $0.72 per weighted average basic common share, for the quarter ended June 30, 2018, as compared to GAAP Net Income of $321.1 million, or $1.83 per weighted average basic common share, for the quarter ended March 31, 2018. On a GAAP Net Income basis, the company recognized an annualized return on average common equity of 18.1% and 45.2% for the quarters ended June 30, 2018 and March 31, 2018, respectively.

For the second quarter of 2018, the company recognized non-Core Earnings of:

•	net realized losses on RMBS and mortgage loans held-for-sale of $39.0 million;

•	net unrealized gains on certain RMBS, equity securities and mortgage loans held-for-sale of $6.7 million;

•	other-than-temporary impairment loss of $0.2 million;

•	net losses of $20.5 million related to swap and swaption terminations and expirations;

•	net unrealized gains of $35.7 million associated with interest rate swaps and swaptions economically hedging interest rate exposure (or duration);

•	net realized and unrealized gains on other derivative instruments of $6.0 million;

•	net realized and unrealized gains on MSR of $55.8 million(1);

•	servicing reserve release of $0.2 million;

•	non-cash equity compensation expense of $3.5 million; and

•	net benefit from income taxes on non-Core Earnings of $7.1 million.

The company reported Core Earnings, including dollar roll, income for the quarter ended June 30, 2018 of $93.9 million, or $0.53 per weighted average basic common share outstanding. The company reported Core Earnings, including dollar roll income, from the quarter ended March 31, 2018 of $83.8 million or $0.48 per weighted average basic common share outstanding. On a Core Earnings, including dollar roll income basis, the company recognized an annualized return on average common equity of 13.5% for the quarter ended June 30, 2018, compared to 11.8% for the quarter ended March 31, 2018.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.47 per common share for the quarter ended June 30, 2018. The annualized dividend yield on the company’s common stock for the quarter, based on the June 30, 2018 closing price of $15.80, was 11.9%.

Two Harbors declared quarterly dividends of $0.50781 per share on its 8.125% Series A fixed-to-floating rate cumulative redeemable preferred stock, $0.47656 per share on its 7.625% Series B fixed-to-floating rate cumulative redeemable preferred stock and a dividend of $0.45313 per share of the 7.25% Series C fixed-to-floating rate cumulative redeemable preferred stock. Each of the foregoing preferred dividends were paid on July 27, 2018 to the applicable preferred stockholders of record at the close of business on July 12, 2018.

The company’s book value per common share, after taking into account the second quarter 2018 common and preferred stock dividends, was $15.69 as of June 30, 2018, compared to $15.63 as of March 31, 2018, which represented a total return on book value for the quarter of 3.4%.(2)

Other operating expenses for the quarter ended June 30, 2018 were approximately $15.5 million. The company’s annualized expense ratio was 1.8% of average equity, compared to other operating expenses of $14.5 million, or 1.6% of average equity, for the quarter ended March 31, 2018. These include non-cash equity compensation expense of $3.5 million and $2.3 million, respectively.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives) and MSR. As of June 30, 2018, the total value of the company’s portfolio was $20.8 billion.

The company’s portfolio includes rates and credit strategies. The rates strategy consisted of $17.3 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of June 30, 2018. The credit strategy consisted of $3.5 billion of non-Agency securities, as well as their associated notional hedges as of June 30, 2018.

(1)	Excludes estimated amortization of $42.2 million, net of tax, included in Core Earnings, including dollar roll income.

(2)
Return on book value for the quarter ended June 30, 2018 is defined as the increase in book value per common share from March 31, 2018 to June 30, 2018 of $0.06, plus the dividend declared of $0.47 per common share, divided by March 31, 2018 book value of $15.63 per common share.

For the quarter ended June 30, 2018, the annualized yield on the company’s average aggregate portfolio was 3.91% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread on interest rate swaps, was 1.98%. This resulted in a net interest rate spread of 1.93%.

RMBS and Agency Derivatives
For the quarter ended June 30, 2018, the annualized yield on average RMBS and Agency Derivatives was 3.7%, consisting of an annualized yield of 3.0% in Agency RMBS and Agency Derivatives and 8.1% in non-Agency securities.

The company experienced a three-month average constant prepayment rate (CPR) of 9.2% for Agency RMBS and Agency Derivatives held as of June 30, 2018, compared to 7.0% as of March 31, 2018. The weighted average cost basis of the principal and interest Agency portfolio was 106.7% of par and 106.4% of par as of June 30, 2018 and March 31, 2018, respectively. The net premium amortization was $45.3 million and $44.2 million for the quarters ended June 30, 2018 and March 31, 2018, respectively.

The company experienced a three-month average CPR of 6.9% for legacy non-Agency securities held as of June 30, 2018, compared to 5.7% as of March 31, 2018. The weighted average cost basis of the legacy non-Agency securities was 61.2% of par as of June 30, 2018, compared to 59.5% of par as of March 31, 2018. The discount accretion was $22.5 million for the quarter ended June 30, 2018, compared to $22.2 million for the quarter ended March 31, 2018. The total net discount remaining was $1.5 billion as of June 30, 2018, compared to $1.3 billion as of March 31, 2018, with $923.8 million designated as credit reserve as of June 30, 2018.

As of June 30, 2018, fixed-rate investments composed 83.1% and adjustable-rate investments composed 16.9% of the company’s RMBS and Agency Derivatives portfolio.

Mortgage Servicing Rights
As of June 30, 2018, the company held MSR on mortgage loans with UPB totaling $119.5 billion.(1) The MSR had a fair market value of $1.5 billion, as of June 30, 2018, and the company recognized fair value gains of $9.9 million during the quarter ended June 30, 2018.

The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR. The company recognized $77.7 million of servicing income, $11.6 million(1) of servicing expenses and $0.2 million in servicing reserve release during the quarter ended June 30, 2018.

Other Investments and Risk Management Derivatives
The company held $3.0 billion notional of net long to-be-announced securities (“TBAs”) as of June 30, 2018, compared to $0.4 billion notional of net long TBAs as of March 31, 2018, which are accounted for as derivative instruments in accordance with GAAP.

As of June 30, 2018, the company was a party to interest rate swaps and swaptions with a notional amount of $26.8 billion. Of this amount, $26.1 billion notional in swaps were utilized to economically hedge interest rate exposure (or duration), and $0.7 billion net notional in swaptions were utilized as macroeconomic hedges.

(1)	Excludes residential mortgage loans in securitization trusts for which the company is the named servicing administrator.

The following tables summarize the company’s investment portfolio, excluding the net TBA positions, as of June 30, 2018 and March 31, 2018:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2018		As of March 31, 2018
	(unaudited)		(unaudited)
Rates Strategy
Agency
Fixed Rate	$15,768,380	75.6%	$18,020,641	80.2%
Hybrid ARMs	20,611	0.1%	21,523	0.1%
Total Agency	15,788,991	75.7%	18,042,164	80.3%
Agency Derivatives	73,650	0.4%	81,628	0.4%
Mortgage servicing rights	1,450,261	7.0%	1,301,023	5.8%
Residential mortgage loans held-for-sale	19,490	0.1%	19,679	0.1%
Credit Strategy
Non-Agency
Senior	2,448,062	11.7%	2,026,035	9.0%
Mezzanine	981,326	4.7%	916,877	4.1%
Other	74,975	0.4%	74,301	0.3%
Total Non-Agency	3,504,363	16.8%	3,017,213	13.4%
Residential mortgage loans held-for-sale	9,323	—%	9,749	—%
Aggregate Portfolio	$20,846,078		$22,471,456

Portfolio Metrics		Three Months Ended June 30, 2018		Three Months Ended March 31, 2018
		(unaudited)		(unaudited)
Annualized portfolio yield during the quarter		3.91%		3.77%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		3.3%		3.2%
Credit Strategy
Non-Agency securities, Legacy(1)		7.8%		7.5%
Non-Agency securities, New issue(1)		9.7%		10.9%
Residential mortgage loans held-for-sale		4.5%		4.7%

Annualized cost of funds on average borrowing balance during the quarter(2)		1.98%		1.84%
Annualized interest rate spread for aggregate portfolio during the quarter		1.93%		1.93%
Debt-to-equity ratio at period-end(3)	5.3	:1.0	5.9	:1.0
Economic debt-to-equity ratio at period-end(4)	6.2	:1.0	6.0	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives		As of June 30, 2018		As of March 31, 2018
		(unaudited)		(unaudited)
Weighted average cost basis of principal and interest securities
Agency(5)		$106.66		$106.41
Non-Agency(6)		$61.15		$59.51
Weighted average three month CPR
Agency		9.2%		7.0%
Non-Agency		6.9%		5.7%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		83.1%		86.8%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		16.9%		13.2%
________________

(1)	Legacy non-Agency securities includes non-Agency bonds issued up to and including 2009. New issue non-Agency securities includes bonds issued after 2009.

(2)	Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.

(4)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.

(5)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(6)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for total legacy non-Agency securities excluding the company's non-Agency interest-only portfolio, would be $58.52 at June 30, 2018 and $57.00 at March 31, 2018.

“In the second quarter, we increased our capital allocation to MSR and non-Agency securities as we took advantage of attractive opportunities in the market,” stated Bill Roth, Two Harbors’ Chief Investment Officer.  “Moreover, higher rates and a flatter yield curve during the quarter had little impact on our performance, consistent with our expectations given our low risk positioning.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes to fund RMBS, Agency Derivatives and MSR divided by total equity, of 5.3:1.0 as of June 30, 2018. The company reported an economic debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes to fund RMBS, Agency Derivatives and MSR, plus the implied debt on net TBA positions, divided by total equity, of 6.2:1.0 as of June 30, 2018.

As of June 30, 2018, the company had outstanding $16.9 billion of repurchase agreements funding RMBS and Agency Derivatives with 25 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements funding RMBS and Agency Derivatives had a weighted average borrowing rate of 2.30% as of June 30, 2018.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of June 30, 2018, TH Insurance had $865.0 million in outstanding secured advances funding RMBS, with a weighted average borrowing rate of 2.39%.

As of June 30, 2018, the company had outstanding $170.0 million of short and long-term borrowings secured by MSR collateral under revolving credit facilities with a weighted average borrowing rate of 5.33% and remaining maturities of 4.4 years and an additional $250.0 million of available capacity for borrowings. Additionally, the company had outstanding $300.0 million of long-term repurchase agreements for MSR, with a weighted average borrowing rate of 4.26%, with additional available capacity of $100.0 million.

As of June 30, 2018, the company’s aggregate repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes funding RMBS, Agency Derivatives and MSR had a weighted average of 5.3 months to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes outstanding as of June 30, 2018 and March 31, 2018, and the related cost of funds for the three months ended June 30, 2018 and March 31, 2018:

	As of June 30, 2018	As of March 31, 2018
(in thousands)	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$15,442,916	$17,731,102
Mortgage servicing rights	470,000	270,000
Non-Agency securities	2,327,931	2,032,601
Other(1)	283,268	283,054
	$18,524,115	$20,316,757

Cost of Funds Metrics	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018
	(unaudited)	(unaudited)
Annualized cost of funds on average borrowings during the quarter:	2.3%	1.9%
Agency RMBS and Agency Derivatives	2.0%	1.7%
Mortgage servicing rights(2)	5.2%	5.2%
Non-Agency securities	3.5%	3.1%
Other(1)(2)	6.6%	6.7%
________________

(1)	Includes unsecured convertible senior notes.

(2)	Includes amortization of debt issuance costs.

Acquisition of CYS Investments, Inc.
On July 31, 2018, the company completed its previously announced acquisition of CYS Investments, Inc. Upon the closing of the merger, each share of CYS common stock was converted into the right to receive 0.4680 newly issued shares of Two Harbors common stock as well as cash consideration of $0.0965 per share. Based on the number of CYS shares outstanding as of the closing date, approximately 72.6 million shares of Two Harbors common stock and $15 million in cash consideration will be issued to CYS common stockholders in connection with the merger. Also in connection with the merger, each share of CYS 7.75% Series A Cumulative Redeemable Preferred Stock was converted into the right to receive one share of newly classified TWO 7.75% Series D Cumulative Redeemable Preferred Stock, and each share of CYS 7.50% Series B Cumulative Redeemable Preferred Stock was converted into the right to receive one share of newly classified TWO 7.50% Series E Cumulative Redeemable Preferred Stock.

Additionally, in connection with the merger, the company announced an interim dividend of $0.158370, which represented a partial payment of its regular third quarter 2018 common stock dividend, which is expected to be $0.47 per share. The company expects the remaining $0.311630 per share portion of its regular third quarter common stock dividend to be declared in the ordinary course in September 2018.

Conference Call
Two Harbors Investment Corp. will host a conference call on August 8, 2018 at 9:00 a.m. EDT to discuss second quarter 2018 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 4095063, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on August 8, 2018, through 12:00 a.m. EDT on August 15, 2018. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 4095063. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our acquisition of CYS and our ability to realize the benefits related thereto; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings, Core Earnings, including dollar roll income, Core Earnings per basic common share and Core Earnings per basic common share, including dollar roll income, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone (612) 629-2500.

Contact
Margaret Field, Investor Relations, Two Harbors Investment Corp., (212) 364-3663 or
margaret.field@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$19,293,354	$21,220,819
Mortgage servicing rights, at fair value	1,450,261	1,086,717
Residential mortgage loans held-for-sale, at fair value	28,813	30,414
Cash and cash equivalents	417,515	419,159
Restricted cash	564,705	635,836
Accrued interest receivable	61,108	68,309
Due from counterparties	35,385	842,303
Derivative assets, at fair value	257,917	309,918
Other assets	166,930	175,838
Total Assets	$22,275,988	$24,789,313
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$17,205,823	$19,451,207
Federal Home Loan Bank advances	865,024	1,215,024
Revolving credit facilities	170,000	20,000
Convertible senior notes	283,268	282,827
Derivative liabilities, at fair value	39,429	31,903
Due to counterparties	25,957	88,898
Dividends payable	96,219	12,552
Accrued interest payable	84,296	87,698
Other liabilities	25,727	27,780
Total Liabilities	18,795,743	21,217,889
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized:
8.125% Series A cumulative redeemable: 5,750,000 and 5,750,000 shares issued and outstanding, respectively ($143,750 liquidation preference)	138,872	138,872
7.625% Series B cumulative redeemable: 11,500,000 and 11,500,000 shares issued and outstanding, respectively ($287,500 liquidation preference)	278,094	278,094
7.25% Series C cumulative redeemable: 11,800,000 and 11,800,000 shares issued and outstanding, respectively ($295,000 liquidation preference)	285,584	285,571
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 175,470,398 and 174,496,587 shares issued and outstanding, respectively	1,755	1,745
Additional paid-in capital	3,678,586	3,672,003
Accumulated other comprehensive (loss) income	(34,933)	334,813
Cumulative earnings	2,850,985	2,386,604
Cumulative distributions to stockholders	(3,718,698)	(3,526,278)
Total Stockholders’ Equity	3,480,245	3,571,424
Total Liabilities and Stockholders’ Equity	$22,275,988	$24,789,313

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$183,467	$149,910	$374,183	$285,237
Residential mortgage loans held-for-investment in securitization trusts	—	30,826	—	62,454
Residential mortgage loans held-for-sale	349	503	656	901
Other	3,544	3,502	6,540	5,303
Total interest income	187,360	184,741	381,379	353,895
Interest expense:
Repurchase agreements	97,812	43,806	184,392	76,062
Collateralized borrowings in securitization trusts	—	24,843	—	50,229
Federal Home Loan Bank advances	4,896	11,444	9,354	20,237
Revolving credit facilities	999	597	1,803	1,026
Convertible senior notes	4,707	4,591	9,425	8,412
Total interest expense	108,414	85,281	204,974	155,966
Net interest income	78,946	99,460	176,405	197,929
Other-than-temporary impairment losses	(174)	(429)	(268)	(429)
Other income (loss):
(Loss) gain on investment securities	(31,882)	31,249	(52,553)	(21,103)
Servicing income	77,665	51,308	148,855	91,081
Gain (loss) on servicing asset	9,853	(46,630)	81,660	(61,195)
Gain (loss) on interest rate swap and swaption agreements	29,133	(76,710)	179,678	(66,783)
Gain (loss) on other derivative instruments	7,675	(19,540)	15,728	(47,404)
Other income	730	3,126	1,788	12,622
Total other income (loss)	93,174	(57,197)	375,156	(92,782)
Expenses:
Management fees	11,453	9,847	23,161	19,655
Servicing expenses	11,539	11,296	26,093	16,594
Other operating expenses	15,515	17,471	30,007	31,235
Total expenses	38,507	38,614	79,261	67,484
Income from continuing operations before income taxes	133,439	3,220	472,032	37,234
(Benefit from) provision for income taxes	(6,051)	8,759	(2,267)	(15,758)
Net income (loss) from continuing operations	139,490	(5,539)	474,299	52,992
Income from discontinued operations, net of tax	—	14,197	—	27,651
Net income	139,490	8,658	474,299	80,643
Income from discontinued operations attributable to noncontrolling interest	—	40	—	40
Net income attributable to Two Harbors Investment Corp.	139,490	8,618	474,299	80,603
Dividends on preferred stock	13,747	4,285	27,494	4,285
Net income attributable to common stockholders	$125,743	$4,333	$446,805	$76,318

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME, continued
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Basic earnings per weighted average common share:
Continuing operations	$0.72	$(0.06)	$2.55	$0.28
Discontinued operations	—	0.08	—	0.16
Net income	$0.72	$0.02	$2.55	$0.44
Diluted earnings per weighted average common share:
Continuing operations	$0.68	$(0.06)	$2.36	$0.28
Discontinued operations	—	0.08	—	0.16
Net income	$0.68	$0.02	$2.36	$0.44
Dividends declared per common share	$0.47	$0.52	$0.94	$1.02
Weighted average number of shares of common stock:
Basic	175,451,989	174,473,168	175,299,822	174,378,095
Diluted	193,212,877	174,473,168	193,016,793	174,378,095
Comprehensive income:
Net income	$139,490	$8,658	$474,299	$80,643
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(34,887)	81,628	(379,664)	155,390
Other comprehensive (loss) income	(34,887)	81,628	(379,664)	155,390
Comprehensive income	104,603	90,286	94,635	236,033
Comprehensive income attributable to noncontrolling interest	—	42	—	42
Comprehensive income attributable to Two Harbors Investment Corp.	104,603	90,244	94,635	235,991
Dividends on preferred stock	13,747	4,285	27,494	4,285
Comprehensive income attributable to common stockholders	$90,856	$85,959	$67,141	$231,706

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Reconciliation of Comprehensive income to Core Earnings:

Comprehensive income attributable to common stockholders	$90,856	$85,959	$67,141	$145,833

Adjustment for other comprehensive loss (income) attributable to common stockholders:
Unrealized loss (gain) on available-for-sale securities attributable to common stockholders	34,887	(81,626)	379,644	(155,388)
Net income attributable to common stockholders	$125,743	$4,333	$446,805	$76,318

Adjustments for non-Core Earnings:
Realized loss (gain) on securities and residential mortgage loans held-for-sale	39,040	(33,542)	58,771	15,507
Unrealized (gain) loss on securities and residential mortgage loans held-for-sale	(6,735)	1,960	(5,482)	3,802
Other-than-temporary impairment loss	174	429	268	429
Realized losses (gains) on termination or expiration of swaps and swaptions	20,450	30,083	(72,029)	(35,948)
Unrealized (gain) loss on interest rate swaps and swaptions economically hedging interest rate exposure (or duration)	(35,743)	44,053	(90,000)	92,253
(Gain) loss on other derivative instruments	(6,047)	22,873	(11,646)	54,562
Realized and unrealized gains on financing securitizations	—	(1,415)	—	(7,992)
Realized and unrealized (gain) loss on mortgage servicing rights	(55,793)	14,698	(170,485)	2,702
Change in servicing reserves	(154)	(25)	111	(2,848)
Non-cash equity compensation expense	3,530	3,682	5,871	7,637
Net (benefit from) provision for income taxes on non-Core Earnings	(7,139)	8,206	(4,487)	(16,129)
Transaction expenses associated with the contribution of TH Commercial Holdings LLC to Granite Point	—	2,193	—	2,193
Core Earnings attributable to common stockholders(1)	77,326	$97,528	157,697	$192,486
Dollar roll income	16,539		19,993
Core Earnings attributable to common stockholders, including dollar roll income(1)	$93,865		$177,690

Weighted average basic common shares outstanding	175,451,989	174,473,168	175,299,822	174,378,095
Core Earnings attributable to common stockholders per weighted average basic common share outstanding	$0.44	$0.56	$0.90	$1.10
Dollar roll income per weighted average basic common share outstanding	0.09		0.11
Core Earnings, including dollar roll income, attributable to common stockholders per weighted average basic common share outstanding	$0.53		$1.01
_______________

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR and non-cash compensation expense related to restricted common stock and transaction costs related to the contribution of TH Commercial Holdings LLC to Granite Point). As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. We believe the presentation of Core Earnings, including dollar roll income, provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017		September 30, 2017	June 30, 2017
	(unaudited)
Net Interest Income:
Interest income	$187.3	$194.0	$195.1		$195.6	$184.7
Interest expense	108.4	96.6	94.8		99.0	85.3
Net interest income	78.9	97.4	100.3		96.6	99.4
Other income:
Gain on investment securities	0.7	0.6	0.7		—	—
Servicing income, net of amortization(1)	31.7	28.3	19.8		18.0	19.4
Interest spread on interest rate swaps	13.8	3.8	2.0		(0.4)	(2.6)
Gain on other derivative instruments	1.7	2.5	2.8		2.8	3.3
Other income	0.5	0.7	1.1		1.2	1.4
Total other income	48.4	35.9	26.4		21.6	21.5
Expenses	35.1	38.1	31.1		28.8	32.7
Core Earnings before income taxes	92.2	95.2	95.6		89.4	88.2
Income tax expense	1.1	1.1	2.4		2.0	0.6
Core Earnings from continuing operations	91.1	94.1	93.2		87.4	87.6
Core Earnings attributable to discontinued operations(2)	—	—	—		10.7	14.2
Core Earnings	91.1	94.1	93.2		98.1	101.8
Dividends on preferred stock	13.7	13.7	11.9		8.9	4.3
Core Earnings attributable to common stockholders(3)	77.4	80.4	$81.3		$89.2	$97.5
Dollar roll income	16.5	3.4
Core Earnings, including dollar roll income, attributable to common stockholders(3)	$93.9	$83.8

Weighted average basic Core EPS	$0.44	$0.46	$0.47		$0.51	$0.56
Weighted average basic Core EPS, including dollar roll income	$0.53	$0.48

Core earnings return on average common equity	11.1%	11.3%	11.3%	(4)	10.2%	11.2%
Core earnings return on average common equity, including dollar roll income	13.5%	11.8%
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.

(2)
For the six months ended December 31, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and, for the three months ended September 30, 2017, includes our share of Granite Point’s declared dividend. We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

(3)	Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(4)	Core Earnings return on average common equity for the quarter ended December 31, 2017 excludes the company’s controlling interest in Granite Point equity.